CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The RBB Fund Trust and to the use of our report dated October 30, 2025 on the financial statements and financial highlights of the Penn Capital Short Duration High Income Fund and Penn Capital Special Situations Small Cap Equity Fund, each a series of The RBB Fund Trust, appearing in Form N-CSR for the year ended August 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 19, 2025